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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 31, 1997 on Garden State Cablevision L.P. and to all references to our Firm included in or made a part of this registration statement of Comcast Cellular Holdings, Inc.




                                               /s/ ARTHUR ANDERSEN LLP




Philadelphia, Pa.,
July 7, 1997